                           Exhibit 1.A

               DIRECTORS AND EXECUTIVE OFFICERS OF
                          U. S. BANCORP

         The names, business addresses, and present principal occupations of the directors and executive officers of U. S. Bancorp are set forth below. If no address is given, the director's or officer's business address is
U. S. Bancorp, 111 S.W. Fifth Avenue, Portland, Oregon, 97204. The business address of each of the directors of U. S. Bancorp is also the business address of such director's employer. All directors and officers listed below are citizens of the United States.

                            DIRECTORS

Name and Business Address    Present Principal Occupation or Employment

Gerry B. Cameron             Chairman of the Board, President, and
                             Chief Executive Officer, U. S. Bancorp

Carolyn Silva Chambers       President and Chief Executive Officer,
2225 Coburg Road             Chambers Communications Corp.
Post Office Box 7009         (cable television);
Eugene, Oregon  97401        Chairman and Chief Executive Officer,
                             Chambers Construction Company
                             (construction firm)

Franklin G. Drake            Chairman of the Board,
1740 N.W. Flanders           Donald M. Drake Company
Portland, Oregon  97209      (construction firm)

Robert L. Dryden             Executive Vice President,
Post Office Box 3707         Boeing Commercial Airplane Group,
M/S 75-11                    The Boeing Company
Seattle, Washington 98124-2207(airplane manufacturer)

Joshua Green III             Chairman of the Board and
1425 Fourth Avenue, Suite 420Chief Executive Officer,
Seattle, Washington  98101   Joshua Green Corporation
                             (family investments)

Paul A. Redmond              Chairman of the Board, President, and
East 1411 Mission Avenue     Chief Executive Officer
Spokane, Washington  99202   The Washington Water Power Company
                             (electric and gas utility)

N. Stewart Rogers            Chairman of the Board,
777 108th Avenue N.E., Suite 2390PENWEST, LTD.
Bellevue, Washington  98004-5193(investments)

Benjamin R. Whiteley         Chairman of the Board,
1100 S.W. Sixth Avenue       Standard Insurance Company
Portland, Oregon  97204      (life insurance)

                       EXECUTIVE OFFICERS

Name and Business Address    Present Principal Occupation or Employment

Gerry B. Cameron             Chairman of the Board,
                             President and Chief Executive Officer,
                             U. S. Bancorp

Phyllis J. Campbell          President and Chief Executive Officer,
1420 Fifth Avenue            U. S. Bank of Washington,
Seattle, Washington  98101   National Association

Thomas P. Ducharme           Executive Vice President and Treasurer,
                             U. S. Bancorp

Gary T. Duim                 Executive Vice President,
                             U. S. Bancorp

Steven P. Erwin              Executive Vice President and
                             Chief Financial Officer,
                             U. S. Bancorp

John D. Eskildsen            President and Chief Executive Officer,
                             United States National Bank of Oregon

Robert D. Geddes             Executive Vice President and
                             Corporate Counsel,
                             U. S. Bancorp

Arland D. Hatfield           Executive Vice President and
                             Chief Credit Officer,
                             U. S. Bancorp

Judith L. Rice               Executive Vice President,
555 S.W. Oak Street          U. S. Bancorp
Portland, Oregon  97204

LaMoine V. Saunders          Executive Vice President,
17650 N.E. Sandy Boulevard   U. S. Bancorp
Gresham, Oregon  97230

Robert D. Sznewajs           Executive Vice President,
                             U. S. Bancorp